EXHIBIT 99



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                               ON INTERNAL CONTROL



Board of Directors and Shareholders
The Rainbow Fund
New York, New York


In planning and performing our audit of the financial statements of The Rainbow Fund for the year ended October 31, 2001, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of October 31, 2001.

This report is intended solely for the information and use of management and the Board of Directors of The Rainbow Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.


                                                       /s/ TAIT, WELLER & BAKER
                                                       ------------------------
                                                       TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 7, 2001